Exhibit 99.1

Applied Optoelectronics Reports Second Quarter 2020 Results

SUGAR LAND, Texas, August 6, 2020 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its second quarter 2020 ended June 30, 2020.

“Overall, we are pleased with the progress of our second quarter financial performance, with revenue ahead of our guidance driven by strong demand from our datacenter customers and record revenue in our telecom segment led by deployments of 5G mobile technology,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “We are also encouraged by the increased contributions from our newer customers, which has led to a meaningful improvement in customer and end market diversification. Looking ahead, we expect this momentum to continue into the third quarter driven by similar trends in increased demand from both our data center and telecom end markets.”

Second Quarter 2020 Financial Summary

•	Total revenue was $65.2 million, compared with $43.4 million in the second quarter of 2019 and $40.5 million in the first quarter of 2020.

•	GAAP gross margin was 21.1%, compared with 24.3% in the second quarter of 2019 and 15.7% in the first quarter of 2020. Non- GAAP gross margin was 23.1%, compared with 27.2% in the second quarter of 2019 and 19.5% in the first quarter of 2020.

•	GAAP net loss was $18.6 million, or $0.89 per basic share, compared with net loss of $11.4 million, or $0.57 per basic share in the second quarter of 2019, and a net loss of $16.8 million, or $0.83 per basic share in the first quarter of 2020.

•	Non-GAAP net loss was $5.0 million, or $0.24 per basic share, compared with non-GAAP net loss of $5.2 million, or $0.26 per basic share in the second quarter of 2019, and a non-GAAP net loss of $8.8 million, or $0.44 per basic share in the first quarter of 2020.

A reconciliation between all GAAP and non-GAAP information referenced above for the second quarters of 2020 and 2019 is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Third Quarter 2020 Business Outlook (+)

For the third quarter of 2020, the company currently expects:

•	Revenue in the range of $76 million to $83 million.
•	Non-GAAP gross margin in the range of 25% to 26.5%.
•	Non-GAAP net loss in the range of $4.6 million to $0.6 million, and non-GAAP loss per share in the range of $0.20 to $0.03 using approximately 23.4 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non- GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors on August 6, 2020 to discuss its second quarter 2020 results and outlook for its third quarter 2020 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 10146520.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the third quarter of 2020. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID- 19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-GAAP tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q2 2020 and Q2 2019 are certain one-time legal (if any) and consulting fees (if any) and employee severance expenses (if any). In computing our non-GAAP income tax expense (benefit), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non- GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, unamortized debt issuance costs associated with the extinguishment of debt, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for the quarter ended June 30, 2020 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the quarter period ended June 30, 2019. A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for the quarter ended June 30, 2020 to our non-GAAP net income (loss) and earnings (loss) per share is provided in our earnings release dated August 6, 2020, which was filed with the Securities and Exchange Commission with a Current Report on Form 8-K filed on August 6, 2020.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Monica Gould

+1-212-871-3927

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$58,909	$67,028
Accounts Receivable, Net	50,029	34,655
Inventories	97,251	85,028
Prepaid Income Tax	210	224
Prepaid Expenses and Other Current Assets	6,610	5,869
Total Current Assets	213,009	192,804

Property, Plant And Equipment, Net	244,126	248,444
Land Use Rights, Net	5,455	5,598
Right of Use Asset	7,656	7,887
Intangible Assets, Net	4,006	4,081
Deferred Income Tax Assets	2,136	7,287
Other Assets	1,703	724
TOTAL ASSETS	$478,091	$466,825

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$51,154	$32,828
Accrued Expenses	15,557	17,864
Current Lease Liability	958	982
Bank Acceptance Payable	9,866	6,310
Current Portion of Notes Payable and Long Term Debt	42,234	33,371
Total Current Liabilities	119,769	91,355

Notes Payable and Long Term Debt	15,542	16,552
Convertible Senior Notes	77,439	77,041
Other Long-Term Liabilities	7,886	8,083
TOTAL LIABILITIES	220,636	193,031

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	257,455	273,794

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$478,091	$466,825

Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenue	2020	2019	2020	2019
Datacenter	$52,533	$31,806	$85,797	$70,305
CATV	6,141	9,818	10,364	21,780
Telecom	6,170	1,630	8,730	3,368
FTTH	1	16	1	110
Other	377	141	797	567
Total Revenue	65,222	43,411	105,689	96,130

Total Cost of Goods Sold	51,486	32,873	85,615	73,241

Total Gross Profit	13,736	10,538	20,074	22,889

Operating Expenses:
Research and Development	10,803	11,151	21,361	22,336
Sales and Marketing	3,430	2,331	6,366	4,926
General and Administrative	10,611	10,884	21,249	21,324
Total Operating Expenses	24,844	24,366	48,976	48,586

Operating Loss	(11,108)	(13,828)	(28,902)	(25,697)

Other Income (Expense):
Interest Income	47	310	194	382
Interest Expense	(1,489)	(1,490)	(2,944)	(2,486)
Other Income	861	235	979	313
Foreign Exchange Gain	113	216	252	(17)
Total Other Income (Expense):	(468)	(729)	(1,519)	(1,808)

Net loss before Income Taxes	(11,576)	(14,557)	(30,421)	(27,505)

Income Tax Benefit (Expense)	(7,024)	3,191	(4,976)	5,665

Net loss	(18,600)	(11,366)	(35,397)	(21,840)
Net loss per share attributable to common stockholders
basic	$(0.89)	$(0.57)	$(1.72)	$(1.10)
diluted	$(0.89)	$(0.57)	$(1.72)	$(1.10)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	20,858	19,932	20,533	19,898
diluted	20,858	19,932	20,533	19,898

Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP total gross profit (a)	$13,736	$10,538	$20,074	$22,889
Share-based compensation expense	237	199	483	388
Non-recurring expense	1	–	972	–
Expenses associated with discontinued products	1,077	1,067	1,431	1,992
Non-GAAP total gross profit (a)	15,051	11,804	22,960	25,269

GAAP net income (loss)	(18,600)	(11,366)	(35,397)	(21,840)
Amortization of intangible assets	143	133	285	263
Share-based compensation expense	3,302	3,020	6,540	5,963
Non-recurring charges	(463)	812	806	1,054
Expenses associated with discontinued products	1,077	1,067	1,431	1,992
Non-cash expenses associated with discontinued products	953	1,116	2,210	2,133
Unrealized exchange loss (gain)	43	56	(127)	(171)
Non-GAAP tax benefit	8,562	–	10,477	–
Non-GAAP net income (loss)	$(4,983)	$(5,162)	$(13,775)	$(10,606)

GAAP diluted net income (loss) per share	$(0.89)	$(0.57)	$(1.72)	$(1.10)
Amortization of intangible assets	0.01	0.01	0.01	0.01
Share-based compensation expense	0.16	0.15	0.32	0.30
Non-recurring charges	(0.02)	0.04	0.04	0.05
Expenses associated with discontinued products	0.05	0.05	0.07	0.10
Non-cash expenses associated with discontinued products	0.04	0.06	0.10	0.11
Loss from disposal of idle assets	–	–	–	–
Unrealized exchange loss (gain)	0.00	0.00	(0.01)	(0.01)
Non-GAAP tax benefit	0.41	–	0.51	–
Non-GAAP diluted net income (loss) per share	$(0.24)	$(0.26)	$(0.68)	$(0.53)

Shares used to compute diluted loss per share	20,858	19,932	20,533	19,898
Shares used to compute diluted earnings per share	20,858	19,932	20,533	19,898

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).